SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2000

RECOTON CORPORATION
(Exact name of registrant as specified in charter)

New York (State or other jurisdic- tion of incorporation)	0-5860 (Commission File Number)	11-1771737 (IRS Employer Identification No.)

2950 Lake Emma Road, Lake Mary, Florida 32746
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: 407-333-8900

N.A.
(Former name or former address, if changed since last report)

Item 5. Other Events

On October 31, 2000, the Company refinanced its existing senior indebtedness through credit facilities aggregating $275 million as follows:

•	The Company entered into a loan agreement (the “Senior Loan Agreement”) with Heller Financial, Inc. as Administrative Agent, Senior Agent and a lender and General Electric Capital Corporation as Collateral Agent, Syndication Agent and a lender for a $235 million facility consisting of:

*	a $185 million three year revolving loan and letter of credit facility bearing interest at 2.50% points over LIBOR or 0.75% points over prime, with the amount of borrowing availability depending on the Company's eligible receivables and inventory;

*	a three year term loan in the principal amount of $20 million with interest at 2.75% points over LIBOR or 1.00% point over prime, amortized over three years with 11 quarterly installments of $500,000 each and a balloon payment of $14.5 million due on the third anniversary;

*	a two year term loan in the principal amount of $15 million with interest at 5.00% points over LIBOR or 3.25% points over prime, amortized over two years with eight equal quarterly principal repayments of $1.875 million each; and

*	a term loan of $15 million with interest at 3.00% points over prime, to be paid on the second anniversary to the extent that the advance value of the collateral exceeds the revolving loan by more than $45 million, with any balance due in 12 equal monthly installments (subject to later payment under certain conditions) ending on the third anniversary.

•	The Company entered into a loan agreement (the “Subordinated Loan Agreement”) with its existing senior lenders, for a $15 million three-year term loan subordinated to the senior loan, with interest at 5.75% points over prime.

•	The Company's German subsidiaries entered into a 50 million Deutsch Mark factoring facility (equal to approximately $25 million) which in part supports a $13 million letter of credit issued in favor of Heller as security for the loans under the Senior Loan Agreement. Borrowings under this facility bear interest at 2.5% points over Euro LIBOR (which is currently 5%).

The borrowings under the Senior Loan Agreement and the Subordinated Loan Agreement were secured by substantially all the assets of the Company, its United States subsidiaries, and the Canadian subsidiary, and 65% of the stock of the first tier foreign subsidiaries pursuant to the guarantees, security agreements, and pledge agreements.

Modifications were made to the existing 1999 Securities Purchase Agreement to reflect the subordination of the rights of the holders of notes issued pursuant to that agreement and the continuation of certain provisions of the September 8, 1999 Master Restructuring Agreement entered into with the Company’s then-existing creditors, including an increase in the rate of interest paid to 16.5% and a cash payment of $875,000.

Warrants to purchase 20,000 Recoton Corporation common shares were issued to the holders of the notes issued pursuant to the 1999 Securities Purchase Agreement and warrants to purchase an aggregate of 5,000 Recoton Corporation common shares were issued to certain lenders under one of the new term loans under the Senior Loan Agreement. Such warrants expire on October 31, 2005 and have an exercise price of $13.28.

In connection with the refinancing, the Company accelerated deferred financing costs associated with the September 1999 debt restructuring, including “make-whole” obligations to the holders of the Company’s senior subordinated debentures prepaid in connection with the refinancing, totaling approximately $3.5 million on an after-tax basis, which costs will be recognized in the Fourth Quarter of 2000. In addition, fees, expenses and other costs associated with the current refinancing, estimated to be approximately $7.5 million, will be amortized over the life of the loans.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

a.	Financial Statements of Business Acquired: not applicable

b.	Pro Forma Financial Information: not applicable

c.	Exhibits:

1.	Loan Agreement, dated as of October 31, 2000 between Recoton Corporation, InterAct Accessories, Inc., Recoton Audio Corporation, AAMP of Florida, Inc and Recoton Home Audio Corporation as borrowers (the "Borrowers"), and Christie Design Corporation, Recoton International Holdings, Recoton European Holdings, Recoton Japan, Inc. and Recoton Canada, Ltd. as guarantors (the "Guarantors" and, together with the Borrowers, the "Loan Parties"), Heller Financial, Inc. ("Heller") as Administrative Agent, Senior Agent and a Lender, General Electric Capital Corporation as Collateral Agent, Syndication Agent and a Lender and other lenders party thereto (the "Senior Loan Agreement") for a $235 million loan and letter of credit facility.

2.	Credit Agreement, dated as of October 31, 2000, among the Loan Parties, the several lenders from time to time parties thereto, and The Chase Manhattan Bank, as Agent (the "Subordinated Loan Agreement") for a $15 million term loan.

3.	Security Agreement, dated as of October 31, 2000, made by Recoton Corporation and certain of its Subsidiaries in favor of Heller, as Collateral Agent.

4.	First Amendment to Securities Purchase Agreement, Guaranty and Registration Rights Agreement, dated as of October 31, 2000, between Recoton Corporation, The Prudential Insurance Company of America and ING (U.S.) Capital LLC

5.	Form of Common Stock Purchase Warrants dated October 31, 2000 issued to the holders of Recoton Corporation's Subordinated Notes issued February 4, 1999 to purchase an aggregate of 20,000 shares of common stock.

6.	Form of Common Stock Purchase Warrants dated October 31, 2000 issued to the lenders under the Subordinated Loan Agreement to purchase an aggregate of 5,000 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOTON CORPORATION By: /s/ Arnold Kezsbom Name: Arnold Kezsbom Title: Senior Vice President-Finance

Dated: November 13, 2000

EXHIBIT LIST

10.1	Loan Agreement, dated as of October 31, 2000 between Recoton Corporation, InterAct Accessories, Inc., Recoton Audio Corporation, AAMP of Florida, Inc and Recoton Home Audio Corporation as borrowers (the "Borrowers"), and Christie Design Corporation, Recoton International Holdings, Recoton European Holdings, Recoton Japan, Inc. and Recoton Canada, Ltd. as guarantors (the "Guarantors" and, together with the Borrowers, the "Loan Parties"), Heller Financial, Inc. ("Heller") as Administrative Agent, Senior Agent and a Lender, General Electric Capital Corporation as Collateral Agent, Syndication Agent and a Lender and other lenders party thereto (the "Senior Loan Agreement") for a $235 million loan and letter of credit facility.

10.2	Credit Agreement, dated as of October 31, 2000, among the Loan Parties, the several lenders from time to time parties thereto, and The Chase Manhattan Bank, as Agent (the "Subordinated Loan Agreement") for a $15 million term loan.

10.3	Security Agreement, dated as of October 31, 2000, made by Recoton Corporation and certain of its Subsidiaries in favor of Heller, as Collateral Agent.

10.4	First Amendment to Securities Purchase Agreement, Guaranty and Registration Rights Agreement, dated as of October 31, 2000, between Recoton Corporation, The Prudential Insurance Company of America and ING (U.S.) Capital LLC

10.5	Form of Common Stock Purchase Warrants dated October 31, 2000 issued to the holders of Recoton Corporation's Subordinated Notes issued February 4, 1999 to purchase an aggregate of 20,000 shares of common stock.

10.6	Form of Common Stock Purchase Warrants dated October 31, 2000 issued to the lenders under the Subordinated Loan Agreement to purchase an aggregate of 5,000 shares of common stock.